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                                                                  Exhibit (a)(3)

                         Notice of Guaranteed Delivery

                                      for
                        Tender of Shares of Common Stock
   (Including the Associated Rights to Purchase Series A Junior Participating
                                Preferred Stock)
                                       of

                       Shared Medical Systems Corporation

                                       to

                        Autobahn Acquisition Corporation

                          a wholly owned subsidiary of

                              Siemens Corporation

                     an indirect wholly owned subsidiary of

                           Siemens Aktiengesellschaft

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON WEDNESDAY, JUNE 7, 2000 UNLESS THE OFFER IS EXTENDED.

   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates for the Shares (as defined below) are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed prior to the Expiration Date, or the expiration of any subsequent offering period (as defined in Section 1 of the Offer to Purchase described below), or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date, or the expiration of any subsequent offering period. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    ChaseMellon Shareholder Services, L.L.C.

   By Registered Mail:         By Hand Delivery:        By Overnight Courier:


     Reorganization             Reorganization             Reorganization
       Department                 Department                 Department
  Post Office Box 3301           120 Broadway            85 Challenger Road
  South Hackensack, NJ            13th Floor               Mail Stop-Reorg
          07606               New York, NY 10271         Ridgefield Park, NJ
                                                                07660

       By Facsimile Transmission:         Confirm Facsimile by Telephone Only:

             (201) 296-4293                          (201) 296-4860
    (for eligible institutions only)

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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   Ladies and Gentlemen:

   The undersigned hereby tenders to Autobahn Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Siemens Corporation ("Parent"), a Delaware corporation and an indirect wholly owned subsidiary of Siemens Aktiengesellschaft, a corporation formed under the laws of the Federal Republic of Germany ("Siemens AG"), upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated May 10, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.01 per share (the "Common Stock"), of Shared Medical Systems Corporation, a Delaware corporation (the "Company"), together with the associated rights to purchase Series A Junior Participating Preferred Stock (the "Rights"), issued pursuant to the Rights Agreement, dated as of May 1, 1991, as amended (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C. (the Common Stock and the Rights together being referred to herein as the "Shares"), pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Signature(s) ___________________________________________________________________
--------------------------------------------------------------------------------

Name(s) of Record Holder(s) ____________________________________________________
                              Please Print or Type

Number of Shares _______________________________________________________________

Certificate No.(s) (If Available) ______________________________________________

Dated ________________________ , 2000

Address(es)_____________________________________________________________________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                                        Zip Code

Area Code and Tel. No.(s) ______________________________________________________

Taxpayer Identification or Social Security Number ______________________________

Check box if Shares will be tendered by book-entry transfer: [_]

Account Number _________________________________________________________________

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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE

                    (Not to be used for signature guarantee)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Share tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Share into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

--------------------------------------------------------------------------------
                                  Name of Firm
--------------------------------------------------------------------------------
                                    Address
--------------------------------------------------------------------------------
                                                                        Zip Code

Area Code and Tel. No. _________________________________________________________

--------------------------------------------------------------------------------
                              Authorized Signature

Name ___________________________________________________________________________
                              Please Print or Type

Title __________________________________________________________________________

Date _________________________ , 2000

  NOTE: DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE. CERTIFICATES
              SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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